Berkshire Multifamily Value Fund, GP, L.L.C.

One Beacon Street

Suite 1500

Boston, Massachusetts 02108

August 12, 2005

Berkshire Income Realty Inc.

One Beacon Street

Suite 1500

Boston, Massachusetts 02108

Re:	Berkshire Multifamily Value Fund, L.P.

Ladies and Gentlemen:

In connection with and as an inducement to the purchase of a limited partnership interest in Berkshire Multifamily Value Fund, L.P., a Delaware limited partnership (the “Partnership”), by Berkshire Income Realty Inc. (the “Investor”), Berkshire Multifamily Value Fund, GP, L.L.C., the general partner of the Partnership (the “General Partner”), hereby agrees with you as follows (capitalized terms used but not defined in this letter shall have the meanings set forth in the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”)).

1.           The General Partner shall cause the Partnership to acquire and hold all of its assets through one or more corporations that each qualify as a "real estate investment trust" within the meaning of Sections 856-860 of the Code. For avoidance of doubt, real estate investment trusts owned by the Partnership shall be permitted to acquire and own assets through the acquisition and ownership of interests in partnerships, corporations, limited liability companies and other entities, provided that (i) any debt or equity interests in such entities are owned by such real estate investment trusts (or entities owned by such real estate investment trusts) and are not owned directly by the Partnership and (ii) the acquisition and ownership of interests in such entities does not adversely affect the qualification of any real estate investment trusts owned by the Partnership.

2.           In addition to any other reports required to be delivered to the Investor pursuant to the Partnership Agreement, the General Partner shall provide to the Investor such other reports or information as the Investor may reasonably request relating to the Partnership and its Investments, at such times as the Investor may reasonably request, to determine the Investor’s compliance with the rules applicable to real estate investment trusts.

3.           The General Partner shall operate the Partnership in a manner such that the Partnership is not classified as a “publicly traded partnership” that is taxable as a corporation for U.S. federal income tax purposes within the meaning of Section 7704 of the Code.

4.           For as long as the Investor is a Limited Partner of the Partnership, the Investor may elect at its sole option to cause any provision of any side letter, amendment, modification, or agreement to which the General Partner, the Partnership or any Person controlling the General Partner, on the one hand,

NYA 743750.2

and any Limited Partner which (together with any Limited Partners with which it is affiliated or associated (other than by reason of being Limited Partners)) has made a Capital Commitment in an amount less than or equal to the Capital Commitment of the Investor (a “Comparable Investor”), on the other hand, is a party, or of which any Comparable Investor is the beneficiary (a “side letter”), presently or at any time in the future, to become part of the Investor’s agreement with the General Partner with notice of such election within 30 days after receipt by the Investor of such side letter from the General Partner; provided, however, that the Investor shall not (i) be entitled to the benefits of any side letter provision requested by another Limited Partner to reflect the legal requirements to which such Limited Partner is subject if such legal requirements are not applicable to the Investor, (ii) be entitled to any rights related to Section 8.04 of the Partnership Agreement and (iii) have the right to appoint a representative as a member of the Advisory Committee pursuant to this paragraph. All such side letters shall be in writing. The General Partner represents that it has provided the Investor with copies of all side letters with Comparable Investors existing as of the date of this letter agreement and agrees to provide the Investor with copies of all side letters with Comparable Investors which may be issued on or after the date of this letter agreement within ten days of the execution of any such letter.

This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

This letter agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this letter agreement, but all of them together will constitute one and the same agreement.

NYA 743750.2

If you are in agreement with the foregoing, please sign below as indicated.

Very truly yours,

Berkshire Multifamily Value Fund, GP, L.L.C.

By Berkshire Property Advisors, L.L.C., its Managing Member

By: /s/ David Quade

Name:

Title:

Accepted and agreed as of the date first written above.

Berkshire Income Realty, Inc.

By: /s/ Christopher M. Nichols

Name: Christopher M. Nichols

Title: Vice President

[Signature Page to BIR Side Letter]

3

NYA 743750.2